                                                                    EXHIBIT 10.3


CONFIDENTIAL TREATMENT--EDITED COPY


                        MANUFACTURING SERVICES AGREEMENT

                                 BY AND BETWEEN

                   SCICLONE PHARMACEUTICALS INTERNATIONAL LTD.

                                       AND

                                   ISF S.P.A.

CONFIDENTIAL TREATMENT--EDITED COPY

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
RECITALS................................................................................    1

ARTICLE I  DEFINITIONS..................................................................    1
        1.1 "Acceptance Period".........................................................    1
        1.2 "Affiliate".................................................................    1
        1.3 "Ampoule"...................................................................    1
        1.4 "Customer"..................................................................    2
        1.5 "Delivery Date".............................................................    2
        1.6 "Excipient".................................................................    2
        1.7 "Facility"..................................................................    2
        1.8 "FDA".......................................................................    2
        1.9 "Finished Product"..........................................................    2
        1.10 "Manufacturer".............................................................    2
        1.11 "Methods"..................................................................    2
        1.12 "Processing"...............................................................    2
        1.13 "Specifications"...........................................................    2
        1.14 "TA 1 Bulk Specifications".................................................    2
        1.15 "Thymosin Alpha 1" or "TA-1"...............................................    2

ARTICLE II  FORECAST, PURCHASE AND SUPPLY...............................................    3
        2.1 Purchase and Supply.........................................................    3
        2.2 Forecasts...................................................................    3
        2.3 Orders......................................................................    3
        2.4 Amendment to Purchase Orders................................................    3

ARTICLE III SUPPLY AND PROCESSING OF MATERIALS..........................................    3
        3.1 Supply of Materials.........................................................    3
        3.2 Testing of TA-1.............................................................    4
        3.3 Processing of Materials.....................................................    4
        3.4 Product Specifications; Testing.............................................    5
        3.5 FDA and Regulatory Support..................................................    5
        3.6 cGMP Compliance and QA Audits...............................................    6
        3.7 Import / Export.............................................................    6
        3.8 Rights to Manufacturing Processes Improvements..............................    6
        3.9 Approval for Change in Manufacturing Process................................    7
        3.10 Compliance with Laws.......................................................    7
        3.11 Documentation..............................................................    7
        3.12 Rework.....................................................................    7
        3.13 Samples....................................................................    7
        3.14 Storage and Handling.......................................................    7

CONFIDENTIAL TREATMENT--EDITED COPY

        3.15 Labels, Packaging and Shipping.............................................    7

ARTICLE IV  PRICES AND PAYMENT..........................................................    8
        4.1 Price.......................................................................    8
        4.2 Reimbursement...............................................................    8
        4.3 Payment.....................................................................    8

ARTICLE V DELIVERY AND ACCEPTANCE.......................................................    9
        5.1 Batch Records and Certificates of Analysis..................................    9
        5.2 Delivery....................................................................    9
        5.3 Acceptance and Disposition of Finished Product..............................    9
        5.4 Replacement Batch...........................................................   10

ARTICLE VI  REPRESENTATIONS AND WARRANTIES..............................................   10
        6.1 Existence and Power.........................................................   10
        6.2 Authorization and Enforcement of Obligations................................   11
        6.3 No Consents.................................................................   11
        6.4 No Conflict.................................................................   11
        6.5 Limited Warranty............................................................   11
        6.6 Remedy......................................................................   11

ARTICLE VII  INDEMNIFICATION............................................................   12
        7.1 Indemnity...................................................................   12
        7.2 Expenses....................................................................   12

ARTICLE VIII  PROPRIETARY INFORMATION...................................................   13
        8.1 Obligation..................................................................   13
        8.2 Definition..................................................................   13
        8.3 Exclusions..................................................................   13
        8.4 Additional Restrictions.....................................................   13

ARTICLE IX  TERM; TERMINATION...........................................................   14
        9.1 Term........................................................................   14
        9.2 Surviving Obligations.......................................................   14
        9.3 Termination.................................................................   14

ARTICLE X  ARBITRATION..................................................................   14
        10.1 Binding Arbitration........................................................   14
        10.2 Arbitration Location.......................................................   14
        10.3 Language of Arbitration....................................................   15
        10.4 Governing Law..............................................................   15
        10.5 Award Enforcement..........................................................   15
        10.6 Costs......................................................................   15

ARTICLE XI  MISCELLANEOUS...............................................................   15
        11.1 Use of Name................................................................   15
        11.2 Recall.....................................................................   15
        11.3 Independent Parties........................................................   15
        11.4 English Language...........................................................   15
        11.5 Notice.....................................................................   15
        11.6 Severability...............................................................   16
        11.7 Waiver.....................................................................   16
        11.8 Entire Agreement...........................................................   16
        11.9 Nonassignability; Binding on Successors....................................   16
        11.10 Force Majeure.............................................................   16
        11.11 Publicity.................................................................   16
        11.12 Counterparts..............................................................   16
        11.13 Captions..................................................................   17
        11.14 Reference to Manufacturer.................................................   17

EXHIBITS:

A       Specifications
B       Methods
C       Bulk Specifications
D       Processing Fee

CONFIDENTIAL TREATMENT--EDITED COPY

                        MANUFACTURING SERVICES AGREEMENT


        THIS AGREEMENT (the "Agreement") is made and effective as of the 20th day of April, 1998 by and between SciClone Pharmaceuticals International, Ltd., a corporation organized under the laws of the Cayman Islands ("Customer"), having its principal place of business at Room 3705, Windsor House, 311 Gloucester Road, Causeway Bay, Hong Kong, and ISF S.p.A., a corporation organized under the laws of Italy ("Manufacturer"), having its principal place of business at Via Tiburtina 1040,00156 Rome, Italy (together the "Parties" or individually, a "Party").

                                    RECITALS

        A. Customer intends to sell products containing Thymosin Alpha 1, or TA-1 (as defined below) under the necessary registrations and permits.

        B. Manufacturer has at its disposal, facilities and suitably trained personnel to manufacture a pharmaceutical product containing TA-1 on behalf of Customer, and Manufacturer owns or has access to the relevant know-how.

        C. Customer has requested Manufacturer to carry out such manufacturing on the conditions and terms specified herein and to supply Customer with the resultant product.

        D. Manufacturer is willing to supply Customer with the manufactured products containing TA-1.

        NOW, THEREFORE, in consideration of the foregoing premises, which are incorporated into and made a part of this Agreement, and of the mutual covenants which are set forth herein, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.1 "Acceptance Period" shall have the meaning as set forth in Section 5.3(b).

        1.2 "Affiliate" means any person, firm or corporation which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a party. "Control" means the legal or beneficial ownership of 50% or more of the voting or equity interests or the power or right to direct the management and affairs of the business (including acting as the general partner of a limited partnership).

        1.3 "Ampoule" shall mean an ampoule of water to be used for reconstitution of TA-1 contained in an associated Vial set forth in the Specifications in Exhibit A.

CONFIDENTIAL TREATMENT--EDITED COPY

        1.4 "Customer" shall mean SciClone Pharmaceuticals International, Ltd., as identified above, and its Affiliates.

        1.5 "Delivery Date" shall mean the date set forth in the relevant purchase order on which Manufacturer must supply Customer with Finished Product.

        1.6 "Excipient" shall mean all raw materials other than TA-1 as defined in the Specifications set forth in Exhibit A as a constituent part of a completed Vial or Ampoule.

        1.7 "Facility" shall mean Manufacturer's manufacturing facility located at Via Tiburtina 1040,00156 Rome, Italy or any other manufacturing facility operated by Manufacturer.

        1.8 "FDA" means the United States Food and Drug Administration.

        1.9 "Finished Product" shall mean TA-1 processed in accordance with the Specifications for stability and clinical purposes, and packaged in a Vial, for pre-clinical, clinical, commercial and distribution purposes.

        1.10 "Manufacturer" shall mean ISF S.p.A., as identified above, and its Affiliates.

        1.11 "Methods" shall mean the analytical protocol utilized to determine physical, chemical or microbiological attributes of a bulk or finished product as set forth in Exhibit B.

        1.12 "Processing" shall mean formulating, filling, lyophilizing, inspecting and labeling TA-1 in Vials according to the Specifications; or filling, inspecting and labeling Ampoules; or packaging Finished Product and conducting associated inspections.

        1.13 "Specifications" shall mean the procedures, test results, requirements, standards and other data and shall include the services, as all of the foregoing are set forth herein or attached hereto and made a part hereof as Exhibit A, as such Exhibit may be revised from time to time upon written mutual agreement of the Parties, with any modifications resulting in changes in Manufacturer's cost being subject to price increases or decreases acceptable to both Parties. The Specifications shall include the Finished Product, Excipient, Vial and Ampoule Specifications.

        1.14 "TA-1 Bulk Specifications" shall mean the specifications for bulk TA-1 set forth on Exhibit C hereto.

        1.15 "Thymosin Alpha 1" or "TA-1" shall mean the compound further described in Exhibit C hereto.

CONFIDENTIAL TREATMENT--EDITED COPY

                                   ARTICLE II
                          FORECAST, PURCHASE AND SUPPLY

        2.1 Purchase and Supply. During the term of this Agreement, Customer shall purchase and Manufacturer shall supply such quantities of Finished Product as may be set forth on purchase orders placed by Customer and accepted by Manufacturer under this Agreement.

        2.2 Forecasts.

               (a) On or before the first day of each calendar quarter of each year during the term of this Agreement, Customer shall provide Manufacturer with a written twelve (12) month rolling forecast of the quantities of Finished Product which Customer expects to purchase during each of the next twelve (12) months. The first quarter of such rolling forecast shall be binding upon Customer; the following three quarters of such rolling forecast shall be deemed nonbinding estimates. Further, months 1, 2 and 3 of the first quarter will indicate good faith estimates of the quantities of Finished Product and Ampoules needed to be supplied.

               (b) Within fifteen (15) days after receipt of Customer's forecasts, Manufacturer will provide Customer with a statement of its ability and commitment to supply the quantities stated in the twelve (12) month forecast.

        2.3 Orders. During the term of this Agreement, Customer shall provide Manufacturer with a quarterly firm purchase order setting forth (i) the quantities ordered for delivery and the specified Delivery Date and (ii) the lot numbers to be applied to such Vials and Ampoules. Customer shall place its purchase orders no later than 45 days prior to the requested Delivery Date. [****]. Any changes to the stated lot sizes of Vials and Ampoules shall be by mutual written agreement of Customer and Manufacturer.

        2.4 Amendment to Purchase Orders. Manufacturer will use reasonable commercial efforts to accommodate a request to amend a purchase order to (i) increase or decrease the number of Vials and/or associated Ampoules to be Processed; or (ii) change the Delivery Date(s).

                                   ARTICLE III
                       SUPPLY AND PROCESSING OF MATERIALS

        3.1 Supply of Materials.

               (a) Customer, at its expense, shall deliver or cause to be delivered sufficient TA-1 to the Facility to manufacture the forecasted number of Vials, at least thirty (30) days prior to the start of manufacture. The quantity of bulk TA-1 delivered shall be 1.6 mg TA-1 per Vial.

               (b) Manufacturer will be responsible for proper storage and handling, as described in the TA-1 Bulk Specifications set forth in Exhibit C, once Manufacturer receives the TA-1 from Customer or Customer's agent.

CONFIDENTIAL TREATMENT--EDITED COPY

               (c) In the event that any bulk TA-1 does not meet the TA-1 Bulk Specifications after testing in accordance with Section 3.2 below, Customer shall deliver replacement TA-1 to Manufacturer at no cost to Manufacturer.

               (d) After Customer and Manufacturer have determined the TA-1 meets TA-1 Bulk Specifications pursuant to Section 3.2 below, Manufacturer shall bear all risk of loss for the TA-1, including without limitation loss due to improper Processing, inadequate storage and theft. Notwithstanding the foregoing, the final processing yield shall be [****] of the starting material used.

               (e) In the event that Manufacturer shall require additional TA-1 beyond the amount specified in the manufacturing process to complete any given order of Finished Product, Manufacturer shall purchase such amounts from Customer at a price as shown in Exhibit ____, or provide a monetary credit to Customer against future invoices. In the event that Manufacturer fails to produce [****] for a vial lot, Manufacturer will be responsible for the cost of the deficiency of expected batch yield at a price as shown in Exhibit D.

               (f) Manufacturer shall, at its expense, manufacture and supply, or purchase from a third party and supply, all Excipients and Components used in the Finished Product, and Ampoules unless excluded otherwise by Customer. All Excipients shall meet the relevant Specifications as described in Exhibit A, as amended or supplemented from time to time. All Excipients will be tested by Manufacturer in accordance with quality assurance procedures provided by Customer in the Excipient Specifications.

        3.2 Testing of TA-1.

               (a) [****].

               (b) If the TA-1 sample fails to meet such TA-1 Bulk Specifications, Manufacturer shall not use the TA-1 and will immediately report the result to Customer. Manufacturer and Customer shall promptly confer to discuss the discrepancy and determine whether the material shall be retested or replaced or what other action to take.

        3.3 Processing of Materials.

               (a) Manufacturer shall Process the TA-1 in accordance with the Specifications and all applicable laws and regulations including without limitation current Good Manufacturing Practices ("cGMP"). Before, during and after each Processing, Manufacturer shall monitor the Processing and Processing environment and keep such records as all of the foregoing are required by the Specifications and cGMP. In accordance with cGMP and during the term of this Agreement, Manufacturer shall (i) take all steps necessary to ensure that any Finished Product that may be produced by it pursuant to this Agreement shall be free of cross-contamination from any other manufacturing or similar activities and (ii) be responsible for validated cleaning and changeover procedures prior to manufacturing any Finished Product for Customer.

CONFIDENTIAL TREATMENT--EDITED COPY

               (b) Manufacturer will provide Customer with written notice of commencement of [****] within the Manufacturer facility that can impact on manufacture or storage of Finished Product for Customer.

               (c) Customer and Manufacturer shall promptly notify each other of any new instructions or specifications required by any regulatory agency and by the United States Food, Drug and Cosmetic Act and of other applicable rules and regulations which may impact the manufacturing process.

        3.4 Product Specifications; Testing.

               (a) Finished Products supplied hereunder will conform to the Specifications set forth in Exhibit A (as amended from time to time by written agreement between the Customer and Manufacturer) and such conformance will be verified in accordance with the testing standards and procedures specified therein. Customers and Manufacturer acknowledge that the Specifications and testing procedures set forth in Exhibit A may need to be refined as the Parties gain experience with the manufacture, testing and use of Finished Product.

               (b) Manufacturer will test each batch of Finished Product and supply Customer with a certificate of analysis ("Certificate of Analysis") confirming that such batch meets the Specifications. Customer shall qualify Manufacturer for autonomy of release according to Customer's protocol.

               (c) Any out-of-specification results upon testing of Finished Product must be investigated and documented by Manufacturer. Manufacturer will notify Customer immediately of the results of investigation with justification for retest, if any. Manufacturer will then confer with Customer as to what course of action to take prior to proceeding.

               (d) Future modifications may be made to the testing procedures as requested by Customer. Customer and Manufacturer shall negotiate the cost of any such modification.

        3.5    FDA and Regulatory Support.

               (a) Manufacturer agrees to establish and maintain a Production Master File ("PMF") in accordance with industry standards, as well as any comparable files required by authorities, and to provide Customer with letters of access to the PMF and any other processes and procedures for Finished Product. Manufacturer further agrees to use its best efforts to assist Customer in obtaining any government or agency approval which may be required for the marketing of Finished Product in any other country. Manufacturer specifically agrees to cooperate with any inspection by or regulatory requirements of regulatory authorities that relate to the manufacture of Finished Product for such territories. Manufacturer shall use its best efforts to comply with such additional requirements and shall provide Customer with prompt written notice of whether it is able to, and will, do so. Any regulatory support by Manufacturer shall be compensated on a per project basis.

CONFIDENTIAL TREATMENT--EDITED COPY

               (b) In the event that Manufacturer is audited or inspected by any governmental or regulatory agency, Manufacturer will provide Customer with written notice of such audit no later than five (5) days before the proposed audit or inspection (or if Manufacturer is not notified of such audit or inspection within such time frame, within twenty-four hours of time Manufacturer receives notice of such audit or inspection). Manufacturer will also provide Customer with copies of any correspondence or reports to the extent permitted by law, relating to such audit or inspection within five (5) days of receipt.

        3.6 cGMP Compliance and QA Audits. Upon Customer's written request to Manufacturer, Customer shall have the right to have representatives visit Manufacturer's manufacturing facilities during normal business hours to review Manufacturer's manufacturing operations, to have access to any relevant records in connection with such manufacture and assess its compliance with cGMP and quality assurance standards and to discuss any related issues with Manufacturer's manufacturing and management personnel. Upon the written request of Customer, Manufacturer shall supply Customer with copies of Manufacturer's manufacturing records, including its batch records and analytical records, for the purposes of assuring product quality and compliance with agreed-upon manufacturing procedures and specifications. Customer acknowledges that all copies of Manufacturer's manufacturing records shall be protected under the confidentiality provisions of Article 8.

        3.7 Import / Export.

               (a) Manufacturer with assistance, if any when necessary, from Customer or Customer's consultants shall be responsible for obtaining all necessary approvals relating to the import of TA-1 into Italy. Manufacturer with assistance, if and when necessary, from Customer or Customer's consultants shall be responsible for obtaining necessary approvals for the export of Finished Product from Italy.

               (b) Customer shall be responsible for documentation relating to importation of Finished Product into countries other than Italy.

        3.8 Rights to Manufacturing, Processes and Improvements.

               (a) Manufacturer shall retain ownership of all of Manufacturer's pre-existing manufacturing processes and procedures.

               (b) Know-how, trade secrets and inventions or other intellectual property, including patent applications, patents and patentable subject matter disclosed to Manufacturer by Customer is the sole and exclusive property of Customer.

               (c) As to any changes in Manufacturer's manufacturing processes and procedures made with respect to manufacturing and supplying the Finished Product for Customer (the "Improvements"), Manufacturer shall fully disclose and provide full documentation to

CONFIDENTIAL TREATMENT--EDITED COPY

Customer for all Improvements and Customer shall be entitled to practice and use such Improvements, [****].

        3.9 Approval for Change in Manufacturing Process. Manufacturer shall obtain Customer's prior written approval before it implements any change in the materials, equipment, process or procedures used to manufacture Finished Product that would constitute a change under cGMP.

        3.10 Compliance with Laws. Manufacturer shall comply with regulations, requirements and laws of any and all applicable state, provincial and local authorities and agencies, including without limitation all laws and regulations of such territories applicable to the transportation, storage, use, handling and disposal of hazardous materials. Manufacturer represents and warrants to Customer that Manufacturer has and will maintain during the term of this Agreement all governmental permits, including without limitation health, safety and environmental permits, necessary for the conduct of the actions and procedures that it undertakes pursuant to this Agreement.

        3.11 Documentation. Manufacturer shall keep complete, accurate and authentic accounts, notes, data and records of the work performed under this Agreement. Each party shall maintain complete and adequate records pertaining to the methods and facilities used for the manufacture, processing, testing, packing, labeling, holding and distribution of Finished Product in accordance with the applicable laws and regulations so that the Finished Product may be administered to humans.

        3.12 Rework. Manufacturer shall not rework any batch of Finished Product without Customer's prior written consent, which consent shall not be unreasonably withheld.

        3.13 Samples. Manufacturer shall retain samples of Finished Product for each batch of Finished Product for a period of at least one year after expiration of the product. The sample size shall be at least twice the size necessary to conduct quality control testing (except for sterilization and pyrogen testing). Upon Customer's written request, Manufacturer shall provide Customer with up to one-half the original amount of the retained samples.

        3.14 Storage and Handling. Manufacturer shall store and handle TA-1, Excipients, Components, Finished Products and Ampoules as required by the Specifications. In addition, Manufacturer shall take such actions as are reasonably necessary to protect Materials and TA-1 from damage, deterioration and theft.

        3.15 Labels, Packaging and Shipping. Where Customer requests Manufacturer to label the Finished Product or Ampoule lot:

               (a) Customer shall provide Manufacturer with (i) any particular specifications it may have with respect to labels and packaging materials and
(ii) camera-ready artwork for reproduction on the labels and packaging materials. Such information shall include but not be

CONFIDENTIAL TREATMENT--EDITED COPY

limited to the quality, weight and color of the packaging materials and labels, the type and colors of ink to be used in printing the labels or packaging materials and any special requirements for the labels or packaging for the Finished Product to be delivered to specific countries. Such information shall also include a description of the lot number system to be used in identifying each Vial, Ampoule and package of Finished Product.

               (b) Manufacturer shall reproduce the artwork on the labels, and packaging materials and imprint the appropriate lot number on each individual Vial, Ampoule and package in accordance with the lot numbers designated on the applicable purchase order. Manufacturer shall label and package all Finished Product in accordance with the Specifications and the applicable purchase order.

               (c) In the event that Customer desires to change any label, or packaging material for all or any portion of the Finished Product, Customer shall supply Manufacturer with new camera-ready artwork and work with Manufacturer to coordinate the use of such new artwork on the label and/or packaging for the relevant portion of the Finished Product.

               (d) Whether the Vials are labeled or unlabelled, Manufacturer shall package them in a box containing [****]. Whether the Ampoules are labeled or unlabeled, Manufacturer shall package them in a box containing [****].

               (e) Customer shall provide shipping instructions to Manufacturer for Finished Product and Ampoules for each lot.

                                   ARTICLE IV
                               PRICES AND PAYMENT

        4.1 Price.

               (a) For processing Finished Product, Customer shall pay to Manufacturer a [****] (the "Processing Fee") which will be treated as SciClone's standard cost. The Processing Fee covers the items and services which are summarized in Exhibit D where shipment of Finished Product is Ex Factory the Facility.

               (b) [****].

        4.2 Reimbursement. The actual amount of sales, use, excise, value added and similar taxes, if any, levied upon the transfer of Finished Product from Manufacturer to Customer, and which are separately stated and required to be collected by Manufacturer, shall be reimbursable costs. Income, property, franchise, and other business privilege-type taxes are not reimbursable by Customer.

        4.3 Payment.

CONFIDENTIAL TREATMENT--EDITED COPY


               (a) Payments to Manufacturer for Finished Product shall be due net [****] days following the date of Manufacturer's invoice, which invoice shall be dated and issued by Manufacturer any time after Manufacturer has delivered documentation to Customer in accordance with Section 5.1 evidencing that the applicable batch of Finished Product conforms to Specifications.

               (b) All payments to Manufacturer shall be made in U.S. dollars.

                                    ARTICLE V
                             DELIVERY AND ACCEPTANCE

        5.1 Batch Records and Certificates of Analysis. Prior to the delivery of any batch of Finished Product, Manufacturer shall provide Customer with (i) a copy of the batch records and analytical records for such batch, together with written confirmation that such batch records have been reviewed and approved by Manufacturer's quality assurance unit; (ii) a Certificate of Analysis; and (iii) a quality control sample of the batch only when requested by Customer.

        5.2 Delivery. Unless otherwise agreed by the parties in writing, all shipments shall be shipped Ex Factory. Manufacturer will coordinate shipping per Customer's instructions. Shipping freight and insurance from the factory to the desired destination will be at Customer's expense. Manufacturer will package Finished Product in accordance with Customer's specifications as set forth in
Section 3.15(d) unless otherwise specified by Customer.

        5.3 Acceptance and Disposition of Finished Product.

               (a) Customer may reject any batch which does not conform with the manufacturing or Finished Product Specifications or with applicable documentation and process requirements. Any such notice of rejection shall be in writing and shall indicate the reasons for such rejection.

               (b) In order to reject or put on hold delivery of a full batch of Finished Product based on testing of a quality control sample or incomplete documentation, Customer must give written notice to Manufacturer of Customer's rejection of the batch within fifteen (15) days after receipt of the sample or documentation (the "Acceptance Period"). If the 15-day time limit cannot be met, Customer will give to Manufacturer a written request of any additional time required, which shall not be unreasonably withheld, and the Acceptance Period shall be deemed extended to include such additional time. Customer shall use its best efforts to ensure that any additional time required shall not be more than thirty (30) days. If no defects in the batch are identified by Customer based upon an analysis of the sample or review of the documentation within the Acceptance Period, Customer shall pay Manufacturer for such batch in accordance with Section 4.3(a). If defects in the batch are identified by Customer based upon an analysis of the sample or review of the documentation then Manufacturer shall correct the defects in the batch and Customer shall pay Manufacturer for such batch within thirty (30) days following receipt of revised documentation and a sample of the batch (if requested by Customer in

CONFIDENTIAL TREATMENT--EDITED COPY

accordance with Section 5.3(c)) from Manufacturer evidencing that Manufacturer has corrected such defects and the batch of Finished Product now conforms to Specifications.

               (c) After notice of rejection/hold is given, Customer shall cooperate with Manufacturer in determining whether rejection is necessary or justified. Manufacturer will evaluate process issues and other reasons for such non-compliance and notify Customer in writing. Manufacturer shall notify Customer as promptly as reasonably possible whether it accepts Customer's basis for any rejection. Whether or not Manufacturer accepts Customer's basis for rejection, promptly on receipt of a notice of rejection/hold of a full batch of Finished Product, Manufacturer shall use reasonable efforts at Customer's request to replace such rejected Finished Product by delivering to Customer samples of such conforming Finished Product within forty-five (45) days after Manufacturer's receipt of the bulk TA-1 and shall bear the expenses of such replacement, including the cost of bulk TA-1 as set forth in Exhibit D. On written agreement that the samples do meet Specifications, Manufacturer shall release the batch for delivery to Customer.

               (d) Upon written agreement regarding the disposition of any Finished Product which fails to meet Specifications, Customer will give Manufacturer written instructions on how to proceed. If Customer desires, such failed Finished Product shall be destroyed at Manufacturer's cost if failure of the Finished Product to meet Specifications was caused by Manufacturer and Manufacturer will provide Customer with certification of such destruction.

        5.4 Replacement Batch. Promptly following the rejection of any Finished Product, Customer shall, at Manufacturer's expense, deliver bulk TA-1 to the Facility, if the failure to meet Specifications was caused by Manufacturer. If failure of Finished Product to meet Specifications is caused by Customer, (i) Customer will at its expense, deliver sufficient bulk TA-1 to the Facility to provide Customer with the amount of Finished Product originally ordered in the rejected delivery; (ii) pay for the destruction of the non-conforming Finished Product; and (iii) pay to Manufacturer seventy-five percent (75%) of its costs for services performed up to the date Manufacturer discontinued manufacturing the non-conforming Finished Product. In accordance with the terms of Section 6.6 below, Manufacturer shall Process enough of such TA-1 to deliver to Customer the amount of Finished Product originally ordered in the rejected delivery and shall do so as promptly as technically feasible.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

        6.1 Existence and Power. Each Party hereby represents and warrants to the other Party that such party (a) is duly organized, validly existing and in good standing under the laws of the state in which it is organized; (b) has the power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not materially adversely affect such party's ability to perform its obligations under the Agreement.

CONFIDENTIAL TREATMENT--EDITED COPY

        6.2 Authorization and Enforcement of Obligations. Each Party hereby represents and warrants to the other Party that such party (a) has the power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder and thereunder and (b) has taken all necessary action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

        6.3 No Consents. Each Party hereby represents and warrants to the other Party that all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with the Agreement have been obtained.

        6.4 No Conflict. Each Party hereby represents and warrants to the other Party that the execution and delivery of the Agreement and the performance of such party's obligations hereunder and thereunder (a) do not conflict with or violate any requirement of applicable laws or regulations or any material contractual obligations of such party and (b) do not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of such party. Manufacturer shall not in any event enter into any agreement or arrangement with any other party that would prevent or in any way interfere with Manufacturer's obligations pursuant to this Agreement.

        6.5 Limited Warranty. Manufacturer warrants that Finished Product delivered hereunder will (i) be manufactured by Manufacturer in accordance with all applicable rules and regulations and cGMP, (ii) be manufactured in accordance with the agreed-upon manufacturing procedures and (iii) conform to the applicable Specifications set forth on Exhibit A hereto at the time of delivery. Customer's remedies and Manufacturer's liability with respect to this warranty are set forth below.

        6.6 Remedy. Any lot of Finished Product delivered to Customer by Manufacturer which does not conform to Specifications and is rejected by Customer in accordance with the terms of Section 5.3 above, or is otherwise not in compliance with the warranty made in Section 6.5, will be replaced at Manufacturer's expense by Manufacturer as set forth in Exhibit D. If Manufacturer has acknowledged in writing that it is unable to produce conforming Finished Product, any sums actually paid by Customer therefor will be refunded. The remedy of replacement or refund is available only if such nonconformance was not caused by Customer's misuse, unauthorized modifications, neglect, improper testing or improper storage, including without limitation storage at inappropriate temperatures, transportation, use beyond any dating provided, by accident, fire or other hazard.

CONFIDENTIAL TREATMENT--EDITED COPY

                                   ARTICLE VII
                                 INDEMNIFICATION

        7.1 Indemnity.

               (a) Except in the event that such claims, suits, losses, damages, costs, fees or expenses arise or result from any negligent or wrongful act or omission of Manufacturer or the failure of Finished Product to meet Specifications, Customer agrees to indemnify, hold harmless and defend Manufacturer and Manufacturer's directors, officers, employees and agents, and the directors, officers, employees and agents of any Manufacturer parent, subsidiary or related company (the "Manufacturer Indemnitees") from and against any and all claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of the possession or use of Finished Product by any person other than a Manufacturer Indemnitee, including without limiting the generality of the foregoing any damages, losses or liabilities whatsoever with respect to death or injury to the person or damage to property, provided that Manufacturer provides Customer with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of Manufacturer) or settle any such claim.

               (b) In the event that such claims, suits, losses, damages, costs, fees or expenses arise or result from any negligent or wrongful act or omission of Manufacturer or the failure of Finished Product to meet Specifications, then Manufacturer agrees to indemnify, hold harmless and defend Customer and Customer's directors, officers, employees and agents, and the directors, officers employees and agents of any Customer parent, subsidiary or related company (the "Customer Indemnitees") from and against any and all claims, suits, losses, damages, costs, fees and expense resulting from or arising out of its manufacture of Finished Product, its transportation, storage, use, handling and disposal of hazardous materials related to such manufacture, or the possession or use of Finished Product by any person other than a Customer Indemnitee, including without limiting the generality of the foregoing any damages, losses or liabilities whatsoever with respect to death or injury to person or damage to property, provided that Customer provides Manufacturer with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of Customer) or settle any such claim.

               (c) In the event that the parties cannot in good faith agree as to the application of subsections (a) and (b) above to any particular loss or claim, the parties may conduct separate defenses of such claim and each party shall be relieved of its obligation to tender to the indemnifying party the exclusive ability to defend such claim or suit as a condition of indemnification.

        7.2 Expenses. No party shall be required to pay over to another amounts called for under this Article 7 until the final resolution of the claim, action, suit or proceeding from which the right to such payment arose.

CONFIDENTIAL TREATMENT--EDITED COPY

                                  ARTICLE VIII
                             PROPRIETARY INFORMATION

        8.1 Obligation. During the term of this Agreement and for a period of [****] thereafter, the receiving party (the "Receiving Party") shall maintain in confidence all Proprietary Information, as defined in Section 8.2 below, and shall not use, disclose or grant use of such Proprietary Information except as expressly authorized in this Agreement. The Receiving Party may disclose Proprietary Information, as authorized hereunder, only to those employees or consultants of the Receiving Party who agree to be bound by the terms of this
Article 8. The Receiving Party shall use the strictest standard of care which is practical to ensure that such employees do not disclose or make any unauthorized use of Proprietary Information. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Proprietary Information.

        8.2 Definition. As used in this Agreement, the term "Proprietary Information" shall mean any information, either enabling or disabling, including the terms of this Agreement, any batch record, any purchase order or other commercial relationship between the parties, know-how, trade secret, research, inventions, patented or patentable subject matter, patent applications, data, process, technique, algorithm, program, design, drawing, future development, scientific, manufacturing, marketing, business plan, financial or personnel matter relating to the disclosing party (the "Disclosing Party"), its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic, or electronic form and whether received from the Disclosing Party or a third party. The term "Proprietary Information" shall include, without limitation (i) the fact that Manufacturer is a supplier to Customer, (ii) any cost information related to the manufacture of Finished Product, including the cost of any reagents, and (iii) the Specifications for Finished Product, each of which has previously been disclosed to Manufacturer.

        8.3 Exclusions. The term "Proprietary Information" shall not be deemed to include information which the Receiving Party can demonstrate by competent written proof: (i) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available; (ii) is known by Receiving Party at the time of receiving such information as evidenced by its records; (iii) is hereafter furnished to the Receiving Party by a third party, as a matter of right and without restriction or disclosure; or (iv) is the subject or a written permission to disclose provided by the Disclosing Party. Further, the obligations of confidentiality under this Article 8 shall not apply to the extent that the Receiving Party is required to disclose information in support of a product approval application or by an order or regulation of a governmental agency or in the course of litigation, provided that in all cases the Receiving Party shall give the other party prompt notice of the pending disclosure and shall seek an order maintaining the confidentiality of the information.

        8.4 Additional Restrictions. During the term of this Agreement, Manufacturer agrees that it will not provide the Finished Product to any party other than Customer, except with

CONFIDENTIAL TREATMENT--EDITED COPY

written approval of the Customer.

                                   ARTICLE IX
                                TERM; TERMINATION

        9.1 Term. This Agreement will be effective for a period of [****] from and after the Effective Date and may be extended upon the mutual, written agreement of Customer and Manufacturer (the initial term and any extension thereof being collectively referred to as the "Term" hereof).

        9.2 Surviving Obligations. Expiration of this Agreement shall not (a) affect any other rights of any Party which may have accrued up to the date of such expiration or (b) relieve Customer of its obligation to pay Manufacturer sums due in respect of product delivered prior to expiration of this Agreement, and the costs (i.e., labor, packaging materials, excipients, etc.) incurred by Manufacturer to satisfy customer orders received before the expiration of this Agreement. The provisions of Sections 3.5, 3.6, 3.8, 3.11, 3.13, 6.5 and 6.6 and Articles 7, 8, 10 and 11 shall survive the termination or expiration of this Agreement.

        9.3 Termination. In the event Manufacturer or Customer commits a material breach of its obligations under this Agreement, and said breach is not cured within thirty (30) days after receipt of a written notice specifying said breach, then the non-breaching Party may terminate this Agreement upon delivery to the breaching Party of a written notice of termination prior to the breach being cured.

                                    ARTICLE X
                                   ARBITRATION

        10.1 Binding Arbitration. Any and all disputes, controversies, differences, claims or the like between the parties under, arising out of or related to this Agreement, or the performance, enforcement, breach, termination or validity of this Agreement (collectively, "Disputes") which cannot be resolved by mutual agreement among the executives of the Parties shall be submitted to final and binding arbitration in accordance with the terms of this Agreement. Any situation not expressly covered by this Agreement shall be decided in accordance with the American Arbitration Association ("AAA") Rules in force on the Effective Date. The arbitration shall be commenced when one party serves the other with a written demand to arbitrate.

        10.2 Arbitration Location. Any arbitration initiated by a written demand of Manufacturer shall be conducted in San Francisco, San Mateo or Santa Clara County, California, U.S.A. Any arbitration initiated by the written demand of Customer shall be conducted in Rome. The Parties consent to the personal jurisdiction of the courts in each such location for any cause arising out of or otherwise related to this arbitration, its conduct and its enforcement.

        10.3 Language of Arbitration. Any arbitration in the U.S.A. shall be conducted in the English language and documents and submissions shall be in the English language. Any arbitration in Italy shall be conducted in the Italian language.

        10.4 Governing Law. The performance, enforcement, breach or termination of this agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the jurisdiction where the arbitration is to be held, without regard to conflicts of law rules.

        10.5 Award Enforcement. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Article 10 and agrees that the courts may award full faith and credit to such judgment in order to enforce such award.

        10.6 Costs. Each Party shall bear its own legal fees, including costs and expenses.

                                   ARTICLE XI
                                  MISCELLANEOUS

        11.1 Use of Name. No right, express or implied, is granted by this Agreement to any Party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement.

        11.2 Recall. In the event that Finished Product is recalled or that Customer is required to disseminate information regarding such Finished Product, Customer shall so notify Manufacturer and, not later than may be required to permit Customer to meet such obligations, Manufacturer shall provide Customer with such assistance in connection with such recall as may reasonably be requested by Customer.

        11.3 Independent Parties. The Parties are not employees or legal representatives of the other Parties for any purpose. No Party shall have the authority to enter into any contracts in the name of or on behalf of any other Party.

        11.4 English Language. This Agreement has been prepared in the English language and the English language shall control its interpretation.

        11.5 Notice. All notices required or permitted to be given under this Agreement shall be in writing and deemed to have been received upon the earlier of confirmation of actual receipt and may be sent by (a) hand delivery; (b) overnight courier, or (c) confirmed telecopy, in each case addressed to the address first set forth above, with a copy of all notices for Customer delivered to SciClone Pharmaceuticals, International, Ltd., 901 Mariners Island Boulevard, San Mateo, California 94404, Attn: [****].

CONFIDENTIAL TREATMENT--EDITED COPY

        11.6 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

        11.7 Waiver. Any waiver (express or implied) by any Party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.

        11.8 Entire Agreement. This Agreement and the exhibits attached hereto, constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. All information to be kept confidential under any earlier agreements between any Party to this agreement as of the Effective Date shall be maintained by the receiving party under the obligations set forth in Article 8 of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of Customer and Manufacturer. THE TERMS AND CONDITIONS SET FORTH HEREIN CONSTITUTE THE FINAL, COMPLETE, EXCLUSIVE AND ENTIRE AGREEMENT BETWEEN CUSTOMER AND MANUFACTURER WITH RESPECT TO THE SUBJECT MATTER HEREOF. ANY TERM OR CONDITION IN ANY ORDER, CONFIRMATION OR OTHER DOCUMENT FURNISHED BY CUSTOMER OR MANUFACTURER WHICH IS IN ANY WAY INCONSISTENT WITH THE TERMS SET FORTH HEREIN IS HEREBY EXPRESSLY REJECTED.

        11.9 Nonassignability; Binding on Successors. This Agreement shall not be assignable by Customer or Manufacturer without the written consent of the other. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

        11.10 Force Majeure. No Party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed or does not occur because such performance is rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental or regional regulation, fire, flood, labor difficulties, strikes, interruption of supply of key raw materials, civil disorder, and acts of god, provided that the party experiencing the delay promptly notifies the other Party of the delay.

        11.11 Publicity. No Party will make any announcement or other public statement concerning the existence and terms of this Agreement without the consent of the other Party, excepting only for such disclosures as may be required by applicable law.

        11.12 Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument. Signatures may be transmitted by facsimile telecopier.

CONFIDENTIAL TREATMENT--EDITED COPY

        11.13 Captions. The Parties agree that the headings in this Agreement are used for the convenience of the Parties only and are not intended to be used in the interpretation of the Agreement.

        11.14 Reference to Manufacturer. To the extent required by law, Finished Product shall be marketed with label or packaging reference to Manufacturer as manufacturer.

               IN WITNESS WHEREOF, the Parties have executed this Agreement effective on the date first set forth above.

CUSTOMER:

        SCICLONE PHARMACEUTICALS INTERNATIONAL LIMITED

        By:
               ---------------------------------------

        Title:
               ---------------------------------------

MANUFACTURER:

        ISF S.p.A.

        By:                                 By:
            ------------------------------       -------------------------------
               [****]                                     [****]

        Title: [****]                              Title: [****]

CONFIDENTIAL TREATMENT--EDITED COPY

                                    EXHIBIT D

                                 PROCESSING FEE



        QUANTITY (VIALS)                    UNLABELLED                       LABELED
        ----------------                    ----------                       -------
             [****]                           [****]                          [****]
--------------------------------- ------------------------------- -------------------------------
             [****]                           [****]                          [****]
--------------------------------- ------------------------------- -------------------------------
            > [****]                          [****]                          [****]

Other terms associated with the above pricing are:

[****]
[****]
[****]
[****]
[****]
[****]
[****]
[****]